Exhibit 99.1

7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105	Phone: 314.854.8000 Fax: 314.854.8003
www.Belden.com
News Release
Belden Reports Strong Fourth Quarter and Full Year 2010 Results
Fourth quarter earnings per diluted share increase 179% year-over-year
Fourth Quarter Highlights
•	Increased non-GAAP income from continuing operations per diluted share to $0.55, up 41% over last year’s $0.39 per diluted share;

•	Grew revenue 13% year-over-year to $425.2 million, from $374.7 million in the fourth quarter 2009;

•	Strengthened the Company’s connectivity and networking product platforms with the acquisitions of GarrettCom and the Thomas & Betts communications products business, with combined trailing 12-month revenue of approximately $100 million;

•	Generated an after-tax gain on the sale of Trapeze Networks of $44.8 million, or $0.93 per diluted share, and

•	Raised guidance for fiscal 2011 to revenues of $1.85 — $1.90 billion and income from continuing operations per diluted share of $2.05 — $2.25, up from prior guidance of $1.75 — $1.80 billion and $2.00 — $2.20, respectively.
Full Year 2010 Highlights
•	Increased non-GAAP income from continuing operations per diluted share to $1.77, up 53% over last year’s $1.16 per diluted share;

•	Grew revenue 19% to $1.62 billion, from $1.36 billion in 2009, and

•	Generated free cash flow in excess of non-GAAP net income and increased the balance of cash and cash equivalents to $358.7 million at December 31, 2010.
St. Louis, Missouri — February 3, 2011 — Belden Inc. (NYSE: BDC), a global leader in signal transmission solutions for mission critical applications, today reported fiscal fourth quarter and full year 2010 results for the period ended December 31, 2010.
Fourth Quarter 2010
Revenue for the quarter totaled $425.2 million, up $50.5 million or 13% compared to $374.7 million in the fourth quarter 2009. Earnings per diluted share totaled $1.17, compared to $0.42 in the fourth quarter 2009.
John Stroup, President and CEO of Belden Inc. said, “Our fourth quarter results reflect a strong finish to a great year. In addition, the two acquisitions we completed in the fourth quarter represent meaningful additions to our connectivity and networking product platforms.”
Non-GAAP operating income totaled $40.9 million or 9.8% of revenue, compared to $35.0 million or 9.0% of revenue in the fourth quarter 2009. Non-GAAP income from continuing operations per diluted share totaled $0.55, compared to $0.39 in the fourth quarter 2009.

Belden Reports Strong Fourth Quarter and Full Year 2010 Results — Page 2 of 3
Full Year 2010
Revenue for the year totaled $1.62 billion, up $0.26 billion or 19% compared to $1.36 billion in 2009. Earnings per diluted share totaled $2.27 for the year, compared to $(0.53) in 2009.
Non-GAAP revenue for the year totaled $1.64 billion, up $0.22 billion or 16% compared to non-GAAP revenue of $1.42 billion in 2009. Non-GAAP operating income totaled $150.1 million or 9.1% of revenue for the year, compared to $111.9 million or 7.9% of revenue in 2009. Non-GAAP income from continuing operations per diluted share totaled $1.77 for the year, compared to $1.16 in 2009.
Mr. Stroup remarked, “I am extremely pleased with the Company’s results in 2010, which include 53% earnings growth, double-digit organic growth, and another year where free cash flow exceeded net income. I am encouraged by the fact that our superior performance was achieved without the benefit of a full recovery in all of our end markets.”
Outlook
“Based on another strong quarter of performance and increased evidence of a sustainable economic recovery, we have raised our outlook for 2011. The focused efforts of the Belden team around our strategic goals, including our Market Delivery System and Lean Enterprise initiatives, position us well to take advantage of a full economic recovery,” added Mr. Stroup.
The Company expects first quarter 2011 revenues to be $445 million to $450 million and income from continuing operations per diluted share to be $0.42 to $0.45. For the full year ending December 31, 2011, the Company expects revenues to be $1.85 billion to $1.90 billion and income from continuing operations per diluted share to be $2.05 to $2.25.
Earnings Conference Call
Management will host a conference call today at 10:30 a.m. Eastern to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 866-304-1238; the dial-in number for participants outside the U.S. is 913-312-6650. A replay of this conference call will remain accessible in the investor relations section of the Company’s Web site for a limited time.
Use of Non-GAAP Financial Information
Non-GAAP measures reflect certain adjustments the Company makes to provide insight into operating results. All GAAP to non-GAAP reconciliations accompany the consolidated financial statements included in this release and have been published to the investor relations section of the Company’s Web site at http://investor.belden.com.
Fourth quarter 2010 non-GAAP results exclude Trapeze Networks, the communications products business acquired from Thomas & Betts, and the GarrettCom acquisition. Additional non-GAAP revenue and income adjustments exclude the impact of the deferral of revenues and cost of sales, the impact of charges associated with already announced restructuring actions, and other costs.
Forward Looking Statements
Statements in this release other than historical facts are “forward looking statements” made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. Forward looking statements include any statements regarding future revenues, costs and expenses, operating income, earnings per share, margins, cash flows, dividends, and capital expenditures.

Belden Reports Strong Fourth Quarter and Full Year 2010 Results — Page 3 of 3
These forward looking statements are based on forecasts and projections about the markets and industries served by the Company and about general economic conditions. They reflect management’s beliefs and expectations. They are not guarantees of future performance and they involve risk and uncertainty. The Company’s actual results may differ materially from these expectations. The current global economic slowdown has adversely affected our results of operations and may continue to do so. Turbulence in financial markets may increase our borrowing costs. Additional factors that may cause actual results to differ from the Company’s expectations include: the Company’s reliance on key distributors in marketing products; the Company’s ability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); changes in the level of economic activity in the Company’s major geographic markets; difficulties in realigning manufacturing capacity and capabilities among the Company’s global manufacturing facilities; the competitiveness of the global cable, connectivity and networking industries, including wireless; variability in the Company’s quarterly and annual effective tax rates; changes in accounting rules and interpretation of these rules which may affect the Company’s reported earnings; changes in currency exchange rates and political and economic uncertainties in the countries where the Company conducts business; demand for the Company’s products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, and other materials; energy costs; the Company’s ability to achieve acquisition performance expectations and to integrate acquired businesses successfully; the ability of the Company to develop and introduce new products; the Company having to recognize charges that would reduce income as a result of impairing goodwill and other intangible assets; variability associated with derivative and hedging instruments; security risks and the potential for business interruption from operating in volatile countries, including Mexico; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 26, 2010. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise.
About Belden
St. Louis-based Belden Inc. designs, manufactures, and markets cable, connectivity, and networking products in markets including industrial automation, enterprise, transportation, infrastructure, and consumer electronics. It has approximately 6,600 employees, and provides value for industrial automation, enterprise, education, healthcare, entertainment and broadcast, sound and security, transportation, infrastructure, consumer electronics and other industries. Belden has manufacturing capabilities in North America, Europe, and Asia, and a market presence in nearly every region of the world. Belden was founded in 1902, and today is a leader with some of the strongest brands in the signal transmission industry. For more information, visit www.belden.com.
Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
		(In thousands, except per share data)
Revenues	$425,176	$374,670	$1,617,090	$1,362,016
Cost of sales	(303,780)	(269,438)	(1,149,796)	(974,331)

Gross profit	121,396	105,232	467,294	387,685
Selling, general and administrative expenses	(76,371)	(67,276)	(279,677)	(262,473)
Research and development	(11,499)	(11,688)	(42,605)	(40,441)
Amortization of intangibles	(3,289)	(2,735)	(11,189)	(9,871)
Income from equity method investment	3,035	2,003	11,940	6,405
Asset impairment	(16,574)	(1,575)	(16,574)	(27,751)
Loss on sale of assets	—	—	—	(17,184)

Operating income	16,698	23,961	129,189	36,370
Interest expense	(10,916)	(13,169)	(49,826)	(41,962)
Interest income	786	244	1,184	1,043
Other income (expense)	—	—	1,465	(1,541)

Income (loss) from continuing operations before taxes	6,568	11,036	82,012	(6,090)
Income tax benefit (expense)	4,171	(179)	(12,714)	(1,175)

Income (loss) from continuing operations	10,739	10,857	69,298	(7,265)
Gain (loss) from discontinued operations, net of tax	849	9,058	(5,686)	(17,636)
Gain on disposal of discontinued operations, net of tax	44,847	—	44,847	—

Net income (loss)	$56,435	$19,915	$108,459	$(24,901)

Weighted average number of common shares and equivalents:
Basic	46,936	46,650	46,805	46,594
Diluted	48,134	47,315	47,783	46,594
Basic income (loss) per share
Continuing operations	$0.23	$0.23	$1.48	$(0.16)
Discontinued operations	0.02	0.20	(0.11)	(0.37)
Disposal of discontinued operations	0.95	—	0.95	—

Net income (loss)	$1.20	$0.43	$2.32	$(0.53)

Diluted income (loss) per share
Continuing operations	$0.22	$0.23	$1.45	$(0.16)
Discontinued operations	0.02	0.19	(0.11)	(0.37)
Disposal of discontinued operations	0.93	—	0.93	—

Net income (loss)	$1.17	$0.42	$2.27	$(0.53)

Dividends declared per share	$0.05	$0.05	$0.20	$0.20

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	External			Operating
	Customer	Affiliate	Total	Income
	Revenues	Revenues	Revenues	(Loss)
		(In thousands)
Three Months Ended December 31, 2010
Americas	$248,834	$12,294	$261,128	$30,760
EMEA	92,656	23,156	115,812	11,729
Asia Pacific	83,686	—	83,686	12,001

Total Segments	425,176	35,450	460,626	54,490
Corporate expenses	—	—	—	(23,850)
Eliminations	—	(35,450)	(35,450)	(13,942)

Total	$425,176	$—	$425,176	$16,698

Three Months Ended December 31, 2009
Americas	$205,490	$11,616	$217,106	$27,992
EMEA	89,886	16,575	106,461	9,799
Asia Pacific	79,294	—	79,294	10,498

Total Segments	374,670	28,191	402,861	48,289
Corporate expenses	—	—	—	(13,570)
Eliminations	—	(28,191)	(28,191)	(10,758)

Total	$374,670	$—	$374,670	$23,961

Twelve Months Ended December 31, 2010
Americas	$935,819	$48,899	$984,718	$133,984
EMEA	365,796	76,485	442,281	63,969
Asia Pacific	315,475	62	315,537	40,147

Total Segments	1,617,090	125,446	1,742,536	238,100
Corporate expenses	—	—	—	(62,821)
Eliminations	—	(125,446)	(125,446)	(46,090)

Total	$1,617,090	$—	$1,617,090	$129,189

Twelve Months Ended December 31, 2009
Americas	$766,569	$43,489	$810,058	$117,324
EMEA	345,197	55,256	400,453	(36,828)
Asia Pacific	250,250	—	250,250	28,794

Total Segments	1,362,016	98,745	1,460,761	109,290
Corporate expenses	—	—	—	(41,378)
Eliminations	—	(98,745)	(98,745)	(31,542)

Total	$1,362,016	$—	$1,362,016	$36,370

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Twelve Months Ended
	December 31, 2010	December 31, 2009
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$108,459	$(24,901)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	55,279	55,857
Asset impairment	16,574	27,751
Share-based compensation	12,107	11,748
Provision for inventory obsolescence	3,210	4,550
Non-cash loss on derivatives and hedging instruments	2,893	—
Tax deficiency related to share-based compensation	110	1,564
Loss (gain) on sale of assets	(44,847)	17,184
Income from equity method investment	(11,940)	(6,405)
Deferred income tax benefit	(11,577)	(23,421)
Pension funding in excess of pension expense	(4,289)	(8,973)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(39,458)	52,369
Inventories	(14,031)	50,645
Deferred cost of sales	7,003	(1,036)
Accounts payable	38,513	9,728
Accrued liabilities	7,569	(33,483)
Deferred revenue	(15,772)	2,564
Accrued taxes	(3,037)	7,597
Other assets	20,206	11,665
Other liabilities	(15,423)	(3,193)

Net cash provided by operating activities	111,549	151,810

Cash flows from investing activities:
Proceeds from disposal of tangible assets	138,952	2,031
Cash used to acquire businesses, net of cash acquired	(119,110)	(20,703)
Capital expenditures	(28,194)	(40,377)

Net cash used for investing activities	(8,352)	(59,049)

Cash flows from financing activities:
Borrowings under credit arrangements	—	193,732
Payments under borrowing arrangements	(46,268)	(193,732)
Debt issuance costs	—	(11,810)
Cash dividends paid	(9,412)	(9,373)
Tax deficiency related to share-based compensation	(110)	(1,564)
Proceeds from exercise of stock options	3,158	699
Cash received upon termination of derivative instruments	4,217	—

Net cash used for financing activities	(48,415)	(22,048)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(5,008)	10,753

Increase in cash and cash equivalents	49,774	81,466
Cash and cash equivalents, beginning of period	308,879	227,413

Cash and cash equivalents, end of period	$358,653	$308,879

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2010	December 31, 2009
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$358,653	$308,879
Receivables, net	298,266	230,360
Inventories, net	175,659	144,189
Deferred income taxes	9,473	28,115
Other current assets	18,804	14,966
Current assets of discontinued operations	—	133,329

Total current assets	860,855	859,838

Property, plant and equipment, less accumulated depreciation	278,866	298,258
Goodwill	322,556	273,126
Intangible assets, less accumulated amortization	143,820	116,592
Deferred income taxes	27,565	10,809
Other long-lived assets	62,822	61,955

	$1,696,484	$1,620,578

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$212,084	$166,723
Accrued liabilities	145,840	117,206
Current maturities of long-term debt	—	46,268
Current liabilities of discontinued operations	—	31,237

Total current liabilities	357,924	361,434

Long-term debt	551,155	543,942
Postretirement benefits	112,426	121,745
Other long-term liabilities	36,464	42,409
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	595,519	591,917
Retained earnings	171,568	72,625
Accumulated other comprehensive income (loss)	(8,919)	14,614
Treasury stock	(120,156)	(128,611)

Total stockholders’ equity	638,515	551,048

	$1,696,484	$1,620,578

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items including asset impairments, purchase accounting effects related to acquisitions, revenue and cost of sales deferrals, severance charges, accelerated depreciation, gains (losses) recognized on the disposal of tangible assets, and other costs. We utilize the non-GAAP results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the non-GAAP results are useful to investors because they help them compare our results to previous periods and provide insights into underlying trends in the business. Non-GAAP results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Twelve Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
	(In thousands, except percentages and per share amounts)
GAAP revenues	$425,176	$374,670	$1,617,090	$1,362,016
Revenues from acquisitions	(6,544)	—	(6,544)	—
Discontinued operations GAAP revenues	—	13,100	46,047	53,246
Deferred revenue adjustments	—	1,721	(14,771)	2,564

Non-GAAP revenues	$418,632	$389,491	$1,641,822	$1,417,826

GAAP operating income	$16,698	$23,962	$129,189	$36,370
Asset impairment	16,574	1,575	16,574	27,751
Acquisition results and related costs	7,149	751	9,407	751
Severance and other restructuring related costs	509	11,222	10,041	53,234
Accelerated depreciation	—	1,698	2,216	2,589
Loss on sale of assets	—	—	—	17,184
Other	—	—	—	787
Discontinued operations GAAP operating loss	—	(5,381)	(9,011)	(28,325)
Deferred gross profit adjustments	—	1,199	(8,292)	1,528

Total operating income adjustments	24,232	11,064	20,935	75,499

Non-GAAP operating income	$40,930	$35,026	$150,124	$111,869

Non-GAAP operating income as a percent of non-GAAP revenues	9.8%	9.0%	9.1%	7.9%

GAAP income (loss) from continuing operations	$10,739	$10,857	$69,298	$(7,265)
Operating income adjustments	24,232	11,064	20,935	75,499
Fees incurred to amend credit facility	—	—	—	1,541
Derivative accounting	—	—	2,749	—
Discontinued operations interest income	—	—	47	—
Tax effect of adjustments	(8,588)	(3,488)	(8,424)	(15,348)

Non-GAAP income from continuing operations	$26,383	$18,433	$84,605	$54,427

GAAP income (loss) from continuing operations per diluted share	$0.22	$0.23	$1.45	$(0.16)
Non-GAAP income from continuing operations per diluted share	$0.55	$0.39	$1.77	$1.16

GAAP diluted weighted average shares	48,134	47,315	47,783	46,594
Adjustment for anti-dilutive shares that are dilutive under non-GAAP measures	—	—	—	405

Non-GAAP diluted weighted average shares	48,134	47,315	47,783	46,999

GAAP net cash provided by operating activities	$56,138	$31,874	$111,549	$151,810
Net capital expenditures	(8,903)	(12,561)	(25,769)	(38,725)

Non-GAAP free cash flow	$47,235	$19,313	$85,780	$113,085